Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Aeterna Zentaris Inc. of our report dated March 29, 2019 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F/A for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

“/s/PricewaterhouseCoopers LLP”

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

Canada

July 31, 2019